UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At Delta’s annual meeting of shareowners held on May 19, 2005, Delta’s shareowners approved an amendment to Article Fourth of Delta’s Certificate of Incorporation to increase the number of shares of Common Stock that Delta is authorized to issue from 450 million to 900 million and to decrease the par value of the Common Stock from $1.50 per share to $0.01 per share (the “Certificate Amendment”). The Certificate Amendment, which is discussed in Delta’s 2005 proxy statement, became effective on May 19, 2005.

To conform Delta’s By-Laws to the Certificate Amendment, Delta’s Board of Directors amended Delta’s By-Laws as follows, effective on May 19, 2005:

(1)    The first two sentences of Section 2.1 of Delta’s By-Laws were amended to read as follows:

“Until otherwise provided by amendment to its Certificate of Incorporation, the authorized capital stock of the corporation shall consist of 920,000,000 shares, of which 900,000,000 shall be common stock of the par value of $0.01 per share and 20,000,000 shall be preferred stock of the par value of $1.00 per share. Shares of such authorized $0.01 par value common stock, in addition to the shares now outstanding, up to the authorized maximum of 900,000,000 shares, may be issued at such times, and from time to time, and may be sold for such considerations, not less than the par value thereof, as shall be fixed and determined by the board of directors.”

(2)    Section 8.1 of the Table of Contents and Section 8.1 of the Company’s By-Laws were amended to delete each reference to “$1.50” and replace such reference with “$0.01”.

Delta’s Certificate of Incorporation, as amended through May 19, 2005, is attached as Exhibit 3.1, and Delta’s By-Laws, as amended through May 19, 2005, are attached as Exhibit 3.2.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 3.1	Delta Air Lines, Inc. Certificate of Incorporation, as amended through May 19, 2005.

Exhibit 3.2	Delta Air Lines, Inc. By-Laws, as amended through May 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By:	/s/ Leslie P. Klemperer
Date: May 23, 2005	Leslie P. Klemperer Vice President - Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 3.1	Delta Air Lines, Inc. Certificate of Incorporation, as amended through May 19, 2005.

Exhibit 3.2	Delta Air Lines, Inc. By-Laws, as amended through May 19, 2005.